UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013 (May 15, 2013)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 15, 2013, Tenneco Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below. A copy of the press release announcing the voting results is attached as Exhibit 99.1.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Thomas C. Freyman	52,858,661	131,607	217,773	3,267,785
Dennis J. Letham	52,842,630	147,157	218,254	3,267,785
Hari N. Nair	52,094,737	941,645	171,659	3,267,785
Roger B. Porter	50,921,344	2,112,730	173,967	3,267,785
David B. Price, Jr.	51,004,388	1,985,271	218,382	3,267,785
Gregg M. Sherrill	50,298,373	2,709,765	199,903	3,267,785
Paul T. Stecko	50,877,464	2,113,870	216,707	3,267,785
Jane L. Warner	52,889,666	102,870	215,505	3,267,785

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2013 was approved based upon the following votes:

Votes for	56,356,408
Votes against	46,068
Abstentions	73,350

There were no broker non-votes for this item.

3. The proposal to approve the Amended and Restated Tenneco Inc. 2006 Long-Term Incentive Plan was approved based upon the following vote:

Votes for	46,400,454
Votes against	6,764,265
Abstentions	43,322
Broker non-votes	3,267,785

4. The proposal to approve the compensation of our named executive officers was approved based upon the following advisory, non-binding vote:

Votes for	48,464,452
Votes against	2,812,585
Abstentions	1,931,004
Broker non-votes	3,267,785

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 16, 2013	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel
and Corporate Secretary